                                                                   EXHIBIT 10.1


                                 Influence, Inc.
                              40 Ramland Road South
                                    Suite 18
                             Orangeburg, N.Y. 10962


April 17, 1995

Dimotech Ltd.
c/o The Technion
Tel Aviv, Israel

Re: Stapler Patent Appl. No. 103737

Gentlemen:

The purpose of this letter is to confirm our understanding regarding the license (the "License") by Dimotech Ltd. ("Dimotech") to INFLUENCE, Inc. or its assigns ("Influence") of all of the know-how, technology and intellectual property (the "Technology") associated with the "stapler" described in, and including, Israel patent number 103,737 (the "Patent"), in order to develop, manufacture and market products utilizing the Technology, portions thereof or improvements therefrom.

You represent that Dimotech owns, and has the unqualified right and power to create, convey and grant the License to Influence of, all right, title and interest in and to the Technology.

Effective from and after the date hereof, Dimotech hereby unconditionally and irrevocably creates, conveys and grants the License to Influence of the Technology. The License is exclusive to Influence, is worldwide, is freely transferable by Influence and shall be for a period coterminous with the Patent.

For and in consideration of the License, Influence agrees to pay to Dimotech the following sums:

               (x) $400,000 U.S. (the "Initial Payment"), representing a prepayment of accrued royalties for its affiliate's utilization of the Technology prior to the date hereof, subject to reduction for early payment as hereinafter provided; and

               (y) a royalty (the "Royalty") in the amount of 0.5% of the total income of Influence after the date hereof derived from direct or indirect (e.g. third party, subsidiary, affiliate) exploitation of the Patent.

The Initial Payment shall be payable as follows:

               (a)  $50,000 upon the execution of this letter by Dimotech; and

               (b) $350,000 within 6 months after the execution of this letter by Dimotech. Within 30 days after execution of this letter by Dimotech, Influence and Dimotech will discuss whether there are mutually acceptable terms for the earlier payment of this (or a discounted) sum.

The Royalty shall be payable, if at all, in respect of a fiscal year, within 165 days after the end of such fiscal year of Influence, based upon the audited financial statements of Influence for such fiscal year, which shall include a calculation of the Royalty payment for such fiscal year.

In addition to the Initial Payment and the Royalty, Influence agrees to pay to Dimotech, together with the Initial Payment, a sum of up to $2000 (subject to reasonable verification) to reimburse Dimotech and the Technion for expenses incurred to date in connection with the filing of the Patent. Dimotech agrees, for itself and the Technion, to cooperate with Influence in all reasonable respects regarding the issuance of the Patent and the process attendant to such issuance. Influence agrees to pay the expenses to be incurred after the date hereof (by Influence, or by Dimotech or the Technion in connection with cooperating with Influence) in connection with the issuance of the Patent or the process attendant thereto. Influence agrees to pursue reasonably the issuance of the Patent.

If the foregoing correctly reflects your understanding of our agreement respecting the License, the Technology, the Initial Payment and the Royalty, please indicate your agreement to the same by signing below where indicated and returning a signed copy of this letter to Influence.

Sincerely,                                  Acknowledged and Agreed:
                                            Dimotech Ltd.

/s/ Andrew M. Smith                         By:  /s/ Yehuda Dvir
-------------------                              ---------------
Andrew M. Smith                                  Yehuda Dvir
President                                        General Manager

                                            Dated:  July 24, 1995

                                                   Dimotech Ltd

                                 Influence, Inc.
                              40 Ramland Road South
                                    Suite 18
                             Orangeburg, N.Y. 10962
                       Tel. 914-365-3356/Fax. 914-365-3402
                       E-Mail: 102553,3544 @CompuServe.Com



Dimotech Ltd.
c/o The Technion
Tel Aviv, Israel

Re:  Stapler Technology
-----------------------

Gentlemen:

Reference is made to our license agreement dated April 17, 1995, regarding the referenced technology (the "License"). The purpose of this letter is to clarify the term of the License. It being our joint intention that the term of the License should be coterminous with patents issued and which may be issued (in Israel or elsewhere) on the technology, we ask you to sign below where indicated, confirming that this is the case, and that the License is clarified to this effect.

Sincerely,                    Acknowledged and Agreed:
                              Dimotech Ltd.
/s/ Andrew M. Smith
-------------------
Andrew M. Smith               By:   /s/ Ami Lowenstein       /s/ Shuli Schenkler
Vice President - Operations         ------------------       -------------------
                              Name: A. Lowenstein            S. Schenkler
                                    -------------            ------------
                              Title: General Manager         Financial Manager
                                     ---------------         -----------------
                              Dated: 3-3-96
                                     ------

DIMOTECH Ltd.
at the TECHNION
A Holding Company for Start-Up Industries




Influence Inc.
40 Ramland Road South
Suite 18
Orangeburg
New York  10962
USA


                                                          June 13, 1995



Dear Sirs,

Dimotech, Ltd. agrees not to [and will not permit others to] commercialize, use, or otherwise implement the Auxiliary Intra-Urethral Magnetic Valve for Persons Suffering from Urinary Incontinence - Israeli Patent No. 089297/US Patent No. 5,004,454, other than according to the written instructions of Dr. Mordechai Beyar. At your request, and expense, Dimotech will authorize you to take all reasonable and appropriate action to enforce the subject patent, and will cooperate with you in all reasonable respects regarding such enforcement.

Yours sincerely,


Yehuda Dvir
General Manager